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                                   Exhibit 8


                        [Letterhead - BLACKWELL SANDERS]



                                  May 11, 1995





UtiliCorp United Inc.
911 Main
Kansas City, MO  64105



Dear Sirs:

     We have acted as your counsel in connection with the registration by UtiliCorp Capital L.P. of cumulative monthly income preferred securities ("MIPS") and the registration by UtiliCorp United Inc. of Junior Subordinated Debentures ("Junior Subordinated Debentures") and hereby confirm to you our opinions as set forth in the second paragraph under the heading "Investment Considerations - Special Event Redemption or Distributions", and under the heading "United States Taxation", in the preliminary Prospectus Supplement for the MIPS, dated May 11, 1995.

     We hereby consent to the filing of these opinions with the Securities and Exchange Commission ("Commission") as an exhibit to the Registration Statement on Form S-3, as filed by UtiliCorp United Inc. and UtiliCorp Capital L.P. with the Commission on the date hereof, and to the use of our name under the headings "Legal Matters" and "United States Taxation" in the preliminary Prospectus Supplement for the MIPS.



                          Very truly yours,

                          /s/ Blackwell Sanders Matheny Weary & Lombardi L.C.